Exhibit 1.1

                                 EXECUTION COPY



                 $50,644,000 Class A-1 6.650% Notes
                 $17,885,000 Class A-2 6.680% Notes
                 $12,315,000 Class A-3 6.845% Notes
                 $16,693,000 Class A-4 7.385% Notes
                 $13,837,000 Class M-1 7.615% Notes
                 $13,837,000 Class M-2 7.810% Notes
                  $9,789,000 Class B 8.595% Notes

                              THE MONEY STORE INC.

                    The Money Store Residential Trust 1997-II

                             UNDERWRITING AGREEMENT

                                                          December 23, 1997


Lehman Brothers Inc.
  as representative and Underwriter
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          The Money Store Inc., a New Jersey corporation (the "Company"), as Representative of each of the Originators listed on Annex A hereto (each an "Originator" and, collectively, the "Originators") and the Originators propose to cause The Money Store Residential Trust 1997-II (the "Trust") to issue: Class A-1 6.650% Notes in the aggregate original principal amount of $50,644,000 (the "Class A-1 Notes"), Class A-2 6.680% Notes in the aggregate original principal amount of $17,885,000 (the "Class A-2 Notes"), Class A-3 6.845% Notes in the aggregate original principal amount of $12,315,000 (the "Class A-3 Notes"), Class A-4 7.385% Notes in the aggregate amount of $16,693,000 (the "Class A-4 Notes"), Class M-1 7.615% Notes in the aggregate original principal amount of $13,837,000 (the "Class M-1 Notes"), the Class M-2 7.810 % Notes in the aggregate original principal amount of $13,837,000 (the "Class M-2 Notes"), and the Class B 8.595% Notes in the aggregate original principal amount of $9,789,000 (the "Class B Notes" and together with the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1 and Class M-2 Notes, the "Notes") and, the Company, the Originators and the Trust hereby confirm their agreement with Lehman Brothers Inc. ("Lehman" or the "Representative") on behalf of one or more Underwriters listed on Annex B hereto (the "Underwriters"), to sell the Notes to the Underwriters on the terms and conditions hereof. The Trust will be formed pursuant to the Trust Agreement (the "Trust Agreement"), dated as of November 30, 1997 among the Originators and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee"). The Notes will be issued pursuant to an Indenture (the "Indenture"), dated as of November 30, 1997, among the Trust and the Bank of New York, as trustee (the "Indenture Trustee"). The primary assets of the Trust will consist of a pool (the "Pool") of loans (the "Loans") having the characteristics described in the Prospectus Supplement (as defined below). The Trust will also include funds on deposit in a separate account (the "Pre-Funding Account") to be established with the Indenture Trustee.

          Simultaneously with the issuance and delivery of the Notes as contemplated herein, the Trust Agreement provides for the issuance of certificates entitled "The Money Store Residential Trust 1997-II Trust Certificates (the "Certificates"). The Certificates will evidence fractional interests in the Trust (the Notes and the Certificates are collectively referred to as the "Securities"). The Certificates are not being delivered to the Underwriters hereunder.

          Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

          Prior to the delivery of the Notes by the Trust, and the public offering thereof by the Underwriters, Originators, the Company, the Trust and the Representative, as representative of the Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The offering of the Notes will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Company, the Trust and the Originators understand that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after the Pricing Agreement has been executed and delivered.

          Section 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE ORIGINATORS.

          (a) The Company and the Originators represent and warrant to each of the Underwriters as of the date hereof and, if the Pricing Agreement is executed on a date other than the date hereof, as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                         i) The Company, on behalf of the Originators, has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-32775) including a prospectus, and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and such registration statement, as amended, has become effective. Such registration statement, as amended, and the prospectus relating to the sale of the Certificates constituting a part thereof as from time to time amended or supplemented (including any prospectus supplement (the "Prospectus Supplement") filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and any information incorporated therein by reference) are respectively referred to herein as the "Registration Statement" and the "Prospectus." The conditions of Rule 415 under the 1933 Act have been satisfied with respect to the Company and the Registration Statement.

                        ii) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Representative, as representative of the Underwriters, by the Company for use in connection with the offering of the Certificates which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Representative, as representative of the Underwriters, for such use) and at Closing Date referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus; and provided further, that neither the Company nor the Originators make any representations or warranties as to any information in any Computational Materials (as defined in Section 11 below) provided by any Underwriter to the Company pursuant to Section 11, except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Company to the applicable Underwriter. The conditions to the use by the Company of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

                       iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Originators and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which would have a material adverse effect on the ability of the Company and the Originators to perform their obligations under the Basic Documents (as defined below) and (B) there have been no transactions entered into by the Company or the Originators or any of their subsidiaries, other than those in the ordinary course of business, which would have a material adverse effect on the ability of the Company and the Originators to perform their obligations under this Agreement, the Pricing Agreement, the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable (this Agreement, the Pricing Agreement, the Sale and Servicing Agreement, the Indenture and the Trust Agreement being herein referred to, collectively, as the "Basic Documents").

                        iv) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Documents to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on, (A) the Company's ability to perform its obligations under the Basic Documents, or (B) the business, properties, financial position, operations or results of operations of the Company.

                         v) Each Originator has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Documents to which it is a party; and each Originator is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on, (A) the Originator's ability to perform its obligations under the Basic Documents, or (B) the business, properties, financial position, operations or results of operations of the Originator.

                        vi) Any person who signed this Agreement on behalf of the Company or the Originators, was, as of the time of such signing and delivery, and is now duly elected or appointed, qualified and acting, and the Agreement, as so executed, is duly and validly authorized, executed, and constitutes the valid, legal and binding agreement of the Company and each Originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

                       vii) Each Basic Document to which it is a party has been duly and validly authorized by the Company and the Originators, as the case may be, and, when executed and delivered by the Company and the Originators and duly and validly authorized, executed and delivered by the other parties thereto, will constitute, the valid and binding agreement of the Company and the Originators, as the case may be, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and such Basic Documents conform in all material respects to the statements relating thereto contained in the Prospectus.

                      viii) The Notes, when duly and validly executed by the Indenture Trustee, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be validly issued and outstanding and entitled to the benefits of the Indenture. The Certificates, when duly and validly executed by the Owner Trustee, authenticated and delivered in accordance with the Trust Agreement, and delivered and paid for pursuant thereto will be validly issued and outstanding and entitled to the benefits of the Trust Agreement. The Securities conform in all material respects to all statements relating thereto contained in the Prospectus.

                        ix) Neither the issuance or delivery of the Notes or the Certificates, nor the consummation of any other of the transactions herein contemplated or in any other Basic Document to which it is a party nor the execution and delivery by the Company and the Originators of the Basic Documents to which it is a party nor the fulfillment of the terms of each Basic Document to which it is a party will result in the breach of any term or provision of the charter or by-laws of the Company and the Originators, and the Company and the Originators are not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (A) any material obligation, agreement, covenant or condition contained in any material contract, indenture, loan agreement, note, lease or other material instrument to which the Company or the Originators are a party or by which it may be bound, or to which any of the property or assets of the Company or the Originators are subject, or (B) any law, decree, order, rule or regulation applicable to the Company and the Originators of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company or the Originators or their properties, the default in or the breach or violation of which would have a material adverse effect on the Company or the Originators or the ability of the Company and the Originators to perform their obligations under the Basic Documents to which it is a party; and neither the issuance or delivery of the Notes or
          Certificates nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms of the Notes or the Certificates or the Basic Documents will result in such a breach, violation or default which would have such a material adverse effect.

                         x) Except as described in the Prospectus, there is no action, suit or proceeding against or investigation of the Company or any Originator, now pending, or, to the knowledge of the Company and the Originators, threatened against the Company or any Originator, before any court, governmental agency or body (A) which is required to be disclosed in the Prospectus (other than as disclosed therein) or (B)
         (1) asserting the invalidity of any Basic Document, the Notes or the Certificates, (2) seeking to prevent the issuance of the Notes or the Certificates, Certificates or the consummation of any of the transactions contemplated by the Basic Documents, (3) which would materially and adversely affect the performance by the Company or any Originator of its obligations under the Basic Documents to which it is a party, or the validity or enforceability of any Basic Document or the Notes or the Certificates, or (4) seeking to adversely affect the federal income tax attributes of the Certificates described in the Prospectus; all pending legal or governmental proceedings to which the Company or any Originator is a party or of which any of its property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company's or any Originator's ability to perform its obligations under the Basic Documents to which it is a party.

                        xi) The Company and each of the Originators possess such licenses, certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or governmental bodies necessary to conduct the businesses now conducted by them (except where the failure to possess any such license, certificate, authority or permit would not materially and adversely affect the holders of the Notes or the Certificates) and neither the Company nor any of the Originators has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the ability of the Company to perform its obligations under the Basic Documents.

                       xii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the issuance or sale of the Notes hereunder, except such as have been obtained or will be obtained prior to the Closing Date and except as may be required under state securities laws.

                      xiii) At the time of execution and delivery of the Indenture, the Trust will have acquired good title to the related Loans, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and, upon delivery to the Underwriters of the Notes which they purchase, the Underwriters will have good and marketable title to such Notes free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                       xiv) The transfer of the Loans to the Trust at Closing Date will be treated by the Company and the Originators for financial accounting and reporting purposes as a contribution of assets and not as a pledge of assets to secure debt.

                        xv) Each assignment of Mortgage required to be prepared pursuant to the Sale and Servicing Agreement is based on forms recently utilized by the applicable Originator with respect to mortgaged properties located in the appropriate jurisdiction and used in the regular course of the applicable Originator's business. Upon execution each such assignment will be in recordable form, and it is reasonable to believe that it will be sufficient to effect the assignment of the Mortgage to which it relates as provided in the Pooling and Servicing Agreement.

                       xvi) Any taxes, fees and other governmental charges that are assessed and due in connection with the execution, delivery and issuance of the Basic Documents and the Securities which have become due or will become due on or prior to Closing Date shall have been paid at or prior to Closing Date.

                      xvii) The Trust is not required to be registered as an "investment company" under the Investment Company Act of 1940 (the "1940 Act").

          (b) Any certificate signed by any officer of the Company or any Originator and delivered to the Representative, as representative of the Underwriters, or counsel for the Underwriters shall be deemed a representation and warranty by the Company and such Originator as to the matters covered thereby.

          Section 2. DELIVERY TO THE UNDERWRITERS; CLOSING.

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Originators agree to cause the Trust to sell to each Underwriter, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Trust, the Notes set forth below its name in Annex B hereto at the price set forth in the Pricing Agreement. In the event that the interest rates for each Class of Notes have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed upon by the Representative, as representative of the Underwriters, and the Company.

          (b) Delivery of the Securities shall be made at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, or at such other place as shall be agreed upon by the Underwriters and the Company, at 11:00 A.M., New York City time, on December 30, 1997, or such other time not later than ten business days after such date as shall be agreed upon by The Representative, as representative of the Underwriters, and the Company (such time and date of payment and delivery being herein called "Closing Date").

          Each Class of Notes will initially be represented by one note registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC") (the "DTC Notes"). The interests of beneficial owners of the DTC Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates evidencing the Notes will be available only under the limited circumstances specified in the Sale and Servicing Agreement. The interest in the DTC Notes to be purchased by the applicable Underwriter will be delivered by the Trust to the applicable Underwriter (which delivery shall be made through the facilities of DTC) against payment of the purchase price therefor as set forth in the Pricing Agreement. The Notes will be made available for examination and packaging by the Representative, as representative of the Underwriters, not later than 10:00 A.M. on the last business day prior to Closing Date.

          Section 3. COVENANTS OF THE COMPANY AND THE ORIGINATORS. The Company and the Originators covenant with each of the Underwriters as follows:

                            (a) The Company will promptly notify the Representative, as representative of the Underwriters, and confirm the notice in writing, (i) of any amendment to the Registration Statement;
          (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose; and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                            (b) The Company will give the Representative, as representative of the Underwriters, notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Notes which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, will furnish the Representative, as representative of the Underwriters, with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and, unless required by law to do so, will not file any such amendment or supplement or use any such prospectus to which The Representative, as representative of the Underwriters, or counsel for the Underwriters shall reasonably object.

                            (c) The Company will deliver to the Representative, as representative of the Underwriters, as many signed and as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (in each case including exhibits filed therewith) as the Representative may reasonably request.

                            (d) The Company will furnish to the Representative, as representative of the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as the Representative may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

                            (e) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Representative, as representative of the Underwriters, a reasonable number of copies of such amendment or supplement.

                            (f) The Company and the Originators will endeavor, in cooperation with the Representative, as representative of the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative, as representative of the Underwriters, may designate; provided, however, that neither the Company nor any Originator shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Notes have been so qualified, the Company and the Originators will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

                            (g) So long as any Notes shall be outstanding, the Company and the Originators will deliver to the Representative, as representative of the Underwriters, as promptly as practicable, such information concerning the Company, the Originators or the Certificates as the Representative may reasonably request from time to time.

          Section 4. PAYMENT OF EXPENSES. The Company and the Originators will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the printing (or other reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto (other than amendments relating to the filing of Computational Materials pursuant to
Section 11); (ii) the reproducing of the Basic Documents; (iii) the preparation, printing, issuance and delivery of the certificates for the DTC Notes to the Underwriters; (iv) the fees and disbursements of (A) the Company's counsel, (B) the Underwriters' counsel, (C) KPMG Peat Marwick, accountants for the Company and issuer of the comfort letters, (D) the Owner Trustee and its counsel, (E) the Indenture Trustee and its counsel, and (F) DTC in connection with the book-entry registration of the DTC Notes; (v) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey; (vi) the printing (or other reproducing) and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto; (vii) the fees charged by any of Fitch IBCA, Inc. ("Fitch") or Standard & Poor's Ratings Services ("Standard & Poor's") for rating the Notes; and (viii) the reproducing and delivery to the Underwriters of copies of the Blue Sky Survey.

          If this Agreement is terminated by the Representative, as representative of the Underwriters, in accordance with the provisions of Section 5 or Section 9(a)(i), the Company and the Originators shall reimburse the Underwriters severally for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          Section 5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject, in the Representative's sole discretion, to the accuracy of the representations and warranties of the Company and the Originators herein contained, to the performance by the Company and the Originators of their respective obligations hereunder, and to the following further conditions:

                            (a) The Registration Statement shall have become effective and, at Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. As of the Closing Date, the Prospectus shall have been filed with the Commission in accordance with Rule 424 of the 1933 Act Regulations.

                            (b) At Closing Date, the Representative, as representative of the Underwriters, shall have received:

                            i) The favorable opinion, dated as of Closing Date, of Stroock & Stroock & Lavan LLP, counsel for the Underwriters, to the effect that:

                                    (A) To the best of their knowledge and
                  information, the Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                                    (B) At the time the Registration Statement
                  became effective and at the Representation Date, the Registration Statement (other than the financial, numerical, statistical and quantitative information included or incorporated therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations thereunder.

                                    (C) The information in the Prospectus under
                  "Description of the Securities" and "The Agreements" and the information in the Prospectus Supplement under "The Transfer and Servicing Agreements" and "Description of The Notes," insofar as they constitute summaries of certain provisions of the Notes and the Certificates, the Indenture, the Trust Agreement and the Sale and Servicing Agreement, summarizes fairly such provisions.

                                    (D) The information in the Prospectus under
                  "Summary of Terms - Federal Income Tax Consequences," "Summary of Terms - ERISA Considerations," "Certain Legal Aspects of the Mortgage Loans" Federal Income Tax Consequences," "ERISA Considerations" and "Risk Factors - The Status of the Mortgage Loans in the Event of Bankruptcy of The Representative or an Originator" and in the Prospectus Supplement under "Summary of Terms - REMIC Election and Tax Status," "Summary of Terms - ERISA Considerations," "Federal Income Tax Consequences," and "ERISA Considerations," to the extent that they constitute matters of federal, New York or California law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by them and is correct in all material respects.

                                    (E) TMS SPV, Inc. has been duly incorporated
                  and is validly existing and in good standing under the laws of the State of Delaware.

                                    (F) Assuming due authorization, execution
                  and delivery by the other parties thereto (including but not limited to the Originators), (i) the Sale and Servicing Agreement, the Pricing Agreement and this Agreement are legal, valid and binding agreements enforceable in accordance with their respective terms against the Company and (ii) the Indenture is a legal, valid and binding Agreement enforceable in accordance with its terms against the Trust, subject (a) to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, (b) to the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity, and (c) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder.

                                    (G) No consent, approval, authorization or
                  order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, this Agreement, the Sale and Servicing Agreement and the Pricing Agreement or the offer, issuance, sale or delivery of the Notes, or the consummation of any other transactions by the Company contemplated by this Agreement, the Sale and Servicing Agreement and the Pricing Agreement, except as may be required under the blue sky laws of any jurisdiction (as to which such counsel need not opine) and such other approvals as have been obtained.

                                    (H) Neither the consummation of the
                  transactions contemplated by, nor the fulfillment of the terms of, this Agreement, the Sale and Servicing Agreement, the Pricing Agreement, and the Notes, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (a) the terms of any material indenture or other material agreement or instrument of which counsel has knowledge to which the Company is a party or by which it is bound or to which it is subject or (b) any statute or order, rule, regulation, writ, injunction or decree of which counsel has knowledge of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

                                    (I) The delivery of each Mortgage Note and
                  Mortgage by an Originator as and in the manner contemplated by the Underwriting Agreement and the Sale and Servicing Agreement is sufficient fully to transfer to the Trust all right, title and interest of the applicable Originator in and to each such Loan including, without limitation, the right to enforce each such Loan in accordance with its terms to the extent enforceable by the related Originator at the time of such delivery. With respect to the transfer of the Loans by the Originators, such counsel shall express no opinion as to
                  (i) whether the laws of the State of New York would apply to the transfer of the related Mortgages or (ii) the effectiveness of the transfer of the Mortgages under the laws of the jurisdictions in which such Originators are located (other than Mortgages relating to Mortgaged Properties situated in California or New York) or in which the Mortgaged
                  Properties are situated (other than Mortgaged Properties situated in California, Florida or New York) or the right of the Trust to enforce such Mortgages.

                                    (J) The Notes, assuming due execution by the
                  Company, due authorization by the Trustee and delivery and payment therefore pursuant to the Underwriting Agreement, will be validly issued and outstanding and entitled to the benefits of the Indenture and the Sale and Servicing Agreement.

                                    (K) The Sale and Servicing Agreement is not
                  required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust created by the Trust Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

                                    (L) The Indenture has been duly qualified
                  under the Trust Indenture Act.

          Stroock & Stroock & Lavan LLP shall additionally provide an opinion, in form and substance satisfactory to the Rating Agencies, regarding the creation, attachment, perfection and priority of a security interest in the Loans in favor of the Indenture Trustee on behalf of the Noteholders. Such opinions may contain such assumptions, qualifications and limitations as are customary in opinions of this type. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the States of New York and California.

          In rendering its opinion, Stroock & Stroock & Lavan LLP shall additionally state that nothing has come to its attention that has caused it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the representation date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the representation date, in which case at the time it is first provided to the Underwriters for such use) or on Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial, numerical, statistical and quantitative information contained therein as to which such counsel need express no view).

          In rendering such opinion, Stroock & Stroock & Lavan LLP may rely on certificates of responsible officers of the Company, the Indenture Trustee, the Owner Trustee, and public officials or, as to matters of law other than New York, California or Federal law, on opinions of other counsel (copies of which opinions shall be delivered to you and upon which you may rely).

                            ii) The favorable opinion, dated as of Closing Date, of counsel for the Company and the Originators, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                    (A) The Company has been duly organized and
                  is validly existing and is in good standing under the laws of the State of New Jersey. Each Originator has been duly organized under the laws of its jurisdiction of incorporation and is qualified to transact business in the laws of the states in which the Mortgaged Properties underlying the Loans originated by each such Originator are located or is otherwise exempt under applicable law from such qualification. TMS Special Holdings, Inc. has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

                                    (B) The Company and each of the Originators
                  have the power to engage in the transactions contemplated by this Agreement, the Sale and Servicing Agreement, in the case of the Company, the Pricing Agreement and in the case of the Originators, the Trust Agreement, and have all requisite power, authority and legal right to execute and deliver this Agreement, the Sale and Servicing Agreement, and, in the case of the Company, the Pricing Agreement and in the case of the Originators, the Trust Agreement, (and any other documents delivered in connection therewith) and to perform and observe the terms and conditions of such instruments.

                                    (C) This Agreement, the Sale and Servicing
                  Agreement, the Pricing Agreement and the Certificates each have been duly authorized, executed and delivered by the Company; this Agreement, the Trust Agreement and the Sale and Servicing Agreement each have been duly authorized, executed and delivered by each Originator and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding agreements of the Company and each Originator, as the case may be, and assuming such agreements were governed by the laws of the State of New Jersey, would be enforceable in accordance with their respective terms against the Company and each Originator, as the case may be, subject (a) to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, (b) to the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity, and
                  (c) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder.

                                    (D) Neither the transfer of the Loans to the
                  Trust, the consummation of the transactions contemplated by, nor the fulfillment of the terms of, this Agreement, the Sale and Servicing Agreement in the case of the Company, the Pricing Agreement and in the case of the Originators, the Trust Agreement, (A) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the Certificates of Incorporation or Bylaws of the Company or any Originator, or the terms of any material indenture or other material agreement or instrument of which such counsel has knowledge to which the Company or any Originator are a party or by which it is bound or to which it is subject, or (B) results in, or will result in the creation or imposition of any lien or encumbrance upon the Trust or upon the related Securities, except as otherwise contemplated by the Sale and Servicing Agreement, or (C) any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company or any Originator is subject or to which it is bound.

                                    (E) Except as set forth in the Prospectus
                  Supplement, there is no action, suit, proceeding or investigation pending or, to the best of such counsel's knowledge, threatened against the Company or any Originator which, in such counsel's judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operation, financial condition, properties or assets of the Company or an Originator or in any material impairment of the right or ability of the Company or any Originator to carry on its business substantially as now conducted or result in any material liability on the part of the Company or any Originator or which would draw into question the validity of this Agreement, the Pricing Agreement, the Trust Agreement, or the Sale and Servicing Agreement or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company or any Originator to perform under the terms of this Agreement or the Trust Agreement, and Servicing Agreement, in the case of the Company, the Pricing Agreement or in the case of the Originators, the Trust Agreement.

                                    (F) No consent, approval, authorization or
                  order of any court or governmental agency or body is required for the execution, delivery and performance by the Company and each Originator of, or compliance by the Company and each Originator with, this Agreement, the Pooling and Servicing Agreement, or, in the case of the Company, the Pricing Agreement or in the case of the Originators, the Trust Agreement, or the consummation of the transactions contemplated therein, except such as may be required under the blue sky laws of any jurisdiction and such other approvals as have been obtained.

                            iii) The favorable opinion, dated as of the Closing Date, of Emmitt, Marvin & Martin, counsel for the Indenture Trustee.

                            iv) The favorable opinion, dated as of the Closing Date, of Hunton & Williams, counsel for the Custodian, in form and substance satisfactory to counsel for the Underwriters.

                            v) The favorable opinion, dated as of the Closing Date, of Thacher Proffitt & Wood, in form and substance satisfactory, to counsel for the Underwriters, to the effect that:

                                    (A) The Owner Trustee is a national banking
                           association duly formed and validly existing under the laws of the United States of America.

                                    (B) The Owner Trustee has the full corporate
                           power and authority to execute and deliver and perform its obligations under the Trust Agreement.

                                    (C) The Trust Agreement has been duly
                           authorized, executed and delivered by the Owner Trustee.

                                    (D) The Trust Agreement constitutes the
                           valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms.

                                    (E) The execution and delivery by the Owner
                           Trustee of the Trust Agreement, the Sale and Servicing Agreement and, on behalf of the Trust, of the Indenture and the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any applicable governmental authority.

                                    (F) Neither the consummation by the Owner
                           Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture or the Trust Agreement, nor the fulfillment of the terms thereof by the Owner Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, by-laws or other organizational documents of the Owner Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Owner Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Owner Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Owner Trustee or any of its subsidiaries.

                                    (G) There are no actions, suits or
                           proceedings pending or, to the best of such counsel's knowledge, threatened against the Owner Trustee (as owner trustee under the Trust Agreement or in its individual capacity) before or by any governmental authority that might materially and adversely affect the performance by the Owner Trustee of its obligations under, or the validity or enforceability of, the Trust Agreement or the Sale and Servicing Agreement, as applicable.

                                    (H) The execution, delivery and performance
                           by the Owner Trustee of the Sale and Servicing Agreement, the Indenture or the Trust Agreement will not subject any of the property or assets of the Trust or any portion thereof, to any lien created by or resulting from any actions of the Owner Trustee that are unrelated to the transactions contemplated in such agreements.

                                    (I) The Trust has been duly formed and is
                           validly existing in good standing as a business trust under the Business Trust Statute. The Trust Agreement authorizes the Trust to execute and deliver the Trust Agreement, the Indenture and the Sale and Servicing Agreement, to issue the Notes, the Certificates and the Voting Interest and to grant the Trust Estate to the Indenture Trustee as security for the Notes.

                                    (J) Under Section 3805(b) of the Business
                           Trust Statute, no creditor of any Noteholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with
                           respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

                                    (K) Under Section 3805(c) of the Business
                           Trust Statute, and assuming that the Sale and Servicing Agreement conveys good title to the Loans to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders is the owner of the Loans.

                                    (L) The Delaware Trustee is not required to
                           hold legal title to the Trust Estate in order for the Trust to qualify as a business trust under the Act.

                                    (M) The execution and delivery by the Owner
                           Trustee of the Trust Agreement and, on behalf of the Trust, the Indenture and the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State.

                                    (N) Neither the consummation by the Trust of
                           the transactions contemplated in the Trust Agreement nor the fulfillment of the terms thereof by the Trust is prohibited by the Business Trust Statute or other related laws of the State of Delaware.

          Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware.

          (c) At Closing Date, the Representative, as representative of the Underwriters, shall have received from Stroock & Stroock & Lavan LLP, counsel for the Underwriters, a letter, dated as of Closing Date, authorizing the Representative, as representative of the Underwriters, to rely upon each opinion delivered by Stroock & Stroock & Lavan LLP to either of Fitch's or Standard & Poor's in connection with the issuance of the Notes as though each such opinion was addressed to the Representative, as representative of the Underwriters, and attaching a copy of each such opinion.

          (d) At Closing Date there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Originators and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate signed by one or more duly authorized officers of the Company and the Originators, dated as of Closing Date, to the effect that (i) there has been no such material adverse change; (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Date; (iii) the Company and the Originators have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (e) At or before the time of printing of the Prospectus Supplement, the Representative, as representative of the Underwriters, shall have received from KPMG Peat Marwick a letter dated as of Closing Date and in form and substance satisfactory to the Representative, as representative of the Underwriters, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to (i) certain amounts, percentages and financial information relating to the Company's servicing portfolio which are included in the Prospectus and which are specified by the Representative, as representative of the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and the Originators identified in such letter, (ii) the information contained in the weighted average life tables contained in the Prospectus under the caption "Maturity, Prepayment and Yield Considerations" and have found such information to be in agreement with the corresponding information as computed by KPMG Peat Marwick and (iii) certain information regarding the Loans and the Files which are specified by the Representative, as representative of the Underwriters, and contained in the Current Report on Form 8-K described in Section 5(l) hereof and setting forth the results of such specified procedures.

          Notwithstanding the foregoing, if the letter delivered by KPMG Peat Marwick on the Closing Date does not cover the information set forth in subclause (iii), the Company shall cause KPMG Peat Marwick to deliver to the Representative, as representative of the Underwriters, an additional letter covering such information within 5 business days of the Closing Date.

          (f) At Closing Date, the Representative, as representative of the Underwriters, shall have received from the Trustee a certificate signed by one or more duly authorized officers of the Indenture Trustee, dated as of Closing Date, as to the due acceptance of the Indenture by the Indenture Trustee, the due authentication of the Notes by the Indenture Trustee, and such other matters as the Representative, as representative of the Underwriters, shall request.

          (g) [Reserved.]

          (h) At Closing Date, the Representative, as representative of the Underwriters, shall have received a certificate signed by one or more duly authorized officers of the Company and the Originators, dated as of Closing Date to the effect that:

                            i) the representations and warranties of the Company and the Originators in each of the Basic Documents are true and correct in all material respects at and on the Closing Date, with the same effect as if made on the Closing Date;

                            ii) the Company and the Originators have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied in connection with the sale and delivery of the Notes;

                            iii) all statements and information contained in the Prospectus Supplement under the captions "The Representative and the Originators" and "The Loan Pool" and in the Prospectus under the captions "The Representative and the Originators" and "Lending Programs" are true and accurate in all material respects and nothing has come to such officer's attention that would lead him to believe that any of the specified sections contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements and information therein, in the light of the circumstances under which they were made, not misleading;

                            iv) the information set forth in the Schedule of Loans required to be furnished pursuant to the Sale and Servicing Agreement is true and correct in all material respects and the Loans actually being delivered to the Trustee at Closing Date conform in all material respects to the Pool information set forth in the Prospectus Supplement;

                            v) the copies of the Charter and By-laws of the Company and the Originators attached to such certificate are true and correct and, are in full force and effect on the date thereof;

                            vi) except as may otherwise be disclosed in the Prospectus, there are no actions, suits or proceedings pending (nor, to the best knowledge of such officers, are any actions, suits or proceedings threatened), against or affecting the Company or any Originator which if adversely determined, individually or in the aggregate, would adversely affect the Company's or such Originator's obligations under the Basic Documents to which it is a party;

                            vii) each person who, as an officer or
          representative of the Company or of any Originator, signed (a) this Agreement, (b) the Sale and Servicing Agreement, (c) the Trust Agreement or (d) any other document delivered prior hereto or on the date hereof in connection with the purchase described in this Agreement and the Sale and Servicing Agreement, was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer or representative;

                            viii) a certified true copy of the resolutions of the board of directors of the Company and the Originators with respect to the sale of the Securities subject to this Agreement and the Sale and Servicing Agreement, which resolutions have not been amended and remain in full force and effect;

                            ix) all payments received with respect to the Loans after the Cut-Off Date have been deposited in the Principal and Interest Account, and are, as of the Closing Date, in the Principal and Interest Account;

                            x) the Company has complied, and has ensured that the Originators have complied, with all the agreements and satisfied, and has ensured that the Originators have satisfied, all the conditions on its, and the Originators', part to be performed or satisfied in connection with the issuance, sale and delivery of the Loans and the Securities;

                            xi) all statements contained in the Prospectus with respect to the Company and the Originators are true and accurate in all material respects and nothing has come to such officer's attention that would lead such officer to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact; and

                            xii) each Mortgage assignment will be prepared based on forms recently utilized by the Company with respect to mortgaged properties located in the appropriate jurisdiction and used in the regular course of the Company's business. Based on the Company's experience with such matters, the Company reasonably believes that upon execution each such assignment will be in recordable form and will be sufficient to effect the assignment of the Mortgage to which it relates as provided in the Pooling and Servicing Agreement.

          (i) At Closing Date, each of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall have been rated "AAA" by Standard & Poor's and at least "AAA" by Fitch; the Class M-1 Notes shall have been rated at least "AA" by S&P and at least "AA+" by Fitch; the Class M-2 Notes shall have been rated at least "A" by S&P and at least "A" by Fitch; and the Class B Notes shall have been rated at least "BBB" by S&P and at least "BBB" by Fitch.

          (j) At Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and delivery of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representative, as representative to the Underwriters, and counsel for the Underwriters.

          (k) On or before the Closing Date the Company and the Originators shall have delivered to the Indenture Trustee, to hold in trust for the benefit of the holders of the Notes and the Certificates, the Loans (as defined in the Prospectus) with aggregate outstanding principal balances as of the Cut-Off Date of at least $135,000,000.

          (l) On or before the Closing Date the Company shall have delivered to the Representative a Current Report on Form 8-K containing a detailed description of the Loans actually being delivered to the Trustee at Closing Date, in form and substance satisfactory to the Representative.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative, as representative to the Underwriters, by notice to the Company at any time at or prior to Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

          Section 6. INDEMNIFICATION.

          (a) The Company and the Originators jointly and severally agree to indemnify and hold harmless each of the Underwriters and each person, if any, who controls each of the Underwriters within the meaning of Section 15 of the 1933 Act as follows:

                            i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                            ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission described in clause (i) above, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                            iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any untrue statement or omission described in clause (i) above, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the information referred to in clauses (w), (x), (y) and (z) of the immediately following paragraph; provided, further, such indemnity with respect to the Prospectus or any preliminary prospectus shall not inure to the benefit of any Underwriter (or person controlling such Underwriter) from whom the person suffering any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in any preliminary prospectus was corrected in the Prospectus.

          (b) Each Underwriter agrees to indemnify and hold harmless the Company and the Originators, their directors, each of the Company's and Originator's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, contained in (w) the first sentence of the second to last paragraph on the front cover page of the Prospectus (discussing the plan of distribution),
(x) the second sentence of the fifth paragraph on the inside cover of the Prospectus (discussing the risk of a lack of secondary trading), (y) the second paragraph under the heading "Underwriting" in the Prospectus and (z) any Computational Materials prepared by such Underwriter, except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Company to the applicable Underwriter. The parties hereto agree that no Underwriter shall be under any liability to the Company, the Originators or any other person identified in this paragraph (b) for Computational Materials prepared by any other Underwriter.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise than under this Section
6. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for any legal or other expenses other than the reasonable costs of investigation subsequently incurred in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

          Section 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Originators jointly and severally, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Originators jointly and severally, on the one hand, and the Underwriters, on the other hand, as incurred, in such proportions that each Underwriter is responsible for that portion represented by the underwriting discount allocated to the principal amount of Notes set forth next to each Underwriter's name on Annex B hereto (or, with respect to Computational Materials furnished by an Underwriter (except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Company to the applicable Underwriter), the excess of the principal amount of Notes set forth next to such Underwriter's name on Annex B hereto over the underwriting discount allocated to such principal amount of Notes), and the Company and the Originators shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes set forth next to the name of such Underwriter on Annex B hereto were offered to the public exceeds the amount of any damages such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this
Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter and each respective director of the Company and the Originators, each officer of the Company and the Originators who signed the Registration Statement, and each respective person, if any, who controls the Company and the Originators within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Originators.

          Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company and the Originators submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the Underwriters or any controlling person thereof, or by or on behalf of the Company and the Originators, and shall survive delivery of the Certificates to the Underwriter.

          Section 9. TERMINATION OF AGREEMENT.

          (a) The Representative, as representative of the Underwriters, may terminate this Agreement, by notice to the Company and the Originators, at any time at or prior to Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement or Prospectus, any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company and the Originators considered as one entity which, in the reasonable judgment of the Representative, as representative of the Underwriters, materially impairs the investment quality of the Certificates; (ii) if there has occurred any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or by any governmental authority;
(iii) if any banking moratorium has been declared by Federal or New York authorities; or (iv) if there has occurred any outbreak or escalation of major hostilities in which the United States of America is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Representative, as representative of the Underwriter, the effects of any such outbreak, escalation, declaration, calamity, or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

          Section 10. DEFAULT BY ONE OF THE UNDERWRITERS. If any of the Underwriters shall fail at Closing Date to purchase the Notes which it is obligated to purchase hereunder (the "Defaulted Notes"), the remaining Underwriters (the "Non-Defaulting Underwriters") shall have the right, but not the obligation, within one (1) Business Day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Notes upon the terms herein set forth; if, however, the Non-Defaulting Underwriters shall have not completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriters.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriters or the Company shall have the right to postpone Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          Section 11. COMPUTATIONAL MATERIALS. (a) It is understood that any Underwriter may prepare and provide to prospective investors certain Computational Materials (as defined below) in connection with the Company's offering of the Notes, subject to the following conditions:

                            i) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters").

                            ii) As used herein, "Computational Materials" and the term "ABS Term Sheets" shall have the meanings given such terms in the Kidder/PSA Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of an Underwriter.

                            iii) Each Underwriter shall provide the Company with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Company for use by such Underwriter. The Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 11(b), copies of all Computational Materials that are to be filed with the Commission pursuant to the Kidder/PSA Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form. All Computational Materials described in this subsection (a)(iii) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement.

                            iv) If an Underwriter does not provide any Computational Materials to the Company pursuant to subsection (a)(iii) above, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

                            v) In the event of any delay in the delivery by any Underwriter to the Company of all Computational Materials required to be delivered in accordance with subsection (a)(iii) above, the Company shall have the right to delay the release of the Prospectus to investors or to any Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 11(b) to file the Computational Materials by the time specified therein.

                            vi) The Company shall file the Computational
          Materials (if any) provided to it by each Underwriter under Section 11(a)(iii) with the Commission pursuant to a Current Report on Form 8-K no later than 10:00 a.m. on the date required pursuant to the Kidder/PSA Letters.

          Section 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Lehman, as representative of the Underwriters, Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-528-6049); and notices to the Company or any Originator shall be directed to it at 2840 Morris Avenue, Union, New Jersey 07083,
Attention: Executive Vice President (Fax: 908-688-3846).

          Section 13. PARTIES. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Originators and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Originators and their respective successors and the controlling persons and officers and directors referred to in Section 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Originators and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase. The Company and the Originators shall be jointly and severally liable for all obligations incurred under this Agreement and the Pricing Agreement.

          Section 14. GOVERNING LAW AND TIME. THIS AGREEMENT AND THE PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK TIME.

          Section 15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Trust, the Underwriter and the Company in accordance with its terms.

                                     Very truly yours,

                                     THE MONEY STORE INC.

                                     By:   /s/ Michael H. Benoff
                                           Name:  Michael H. Benoff
                                           Title: Executive Vice President

                                     TMS Mortgage Inc.
                                     The Money Store/D.C. Inc.
                                     The Money Store/Minnesota Inc.
                                     The Money Store Home Equity Corp.
                                     The Money Store/Kentucky Inc.

                                     By:   /s/ Michael H. Benoff
                                           Name:  Michael H. Benoff
                                           Title: Senior Vice President

                                     THE MONEY STORE
                                     RESIDENTIAL TRUST 1997-II

                                     By:   Chase Manhattan Bank Delaware,
                                           not in its individual capacity
                                           but solely as Owner Trustee

                                     By:   /s/ Denis Kelly
                                           Name:  Denis Kelly
                                           Title: Trust Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

LEHMAN BROTHERS INC.

By: /s/ William E. Lighten
    Name:  William E. Lighten
    Title: Managing Director

                                                                  ANNEX A

                                 THE ORIGINATORS

                                TMS Mortgage Inc.

                            The Money Store/D.C. Inc.

                         The Money Store/Minnesota Inc.

                        The Money Store Home Equity Corp.

                          The Money Store/Kentucky Inc.

                                                                     ANNEX B

                              LIST OF UNDERWRITERS

                                       LEHMAN BROTHERS INC.

       Class A-1 Notes                   $ 50,644,000
       Class A-2 Notes                   $ 17,885,000
       Class A-3 Notes                   $ 12,315,000
       Class A-4 Notes                   $ 16,693,000
       Class M-1 Notes                   $ 13,837,000
       Class M-2 Notes                   $ 13,837,000
        Class B Notes                    $  9,789,000
                                         ------------
              Total                      $135,000,000
                                         ============